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                                                                     EXHIBIT 5.1



                      [Letterhead of Davis Polk & Wardwell]




                                 March 23, 2004



Delta Air Lines, Inc.
Hartsfield-Jackson Atlanta International Airport
Atlanta, GA 30320

Ladies and Gentlemen:

         Delta Air Lines, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (File No. 333-112835) (the "Registration Statement") for the purpose of registering under the Securities Act of 1933 (the "Securities Act") the Company's offer (the "Exchange Offer") to exchange its 10% Senior Notes due 2008 (the "New Securities") for any and all of its outstanding 10% Senior Notes due 2008 (the "Old Securities").

         We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

         Upon the basis of the foregoing, we advise you that, in our opinion, when duly executed, authenticated and delivered in exchange for the Old Securities in accordance with the terms of the Indenture and the Exchange Offer, the New Securities will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the caption "Validity of the Notes" in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,


                                               /s/ Davis Polk & Wardwell